Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•Registration Statement (Form S-8 No. 333-280861) pertaining to the Ardent Health Partners, Inc.
2024 Omnibus Incentive Award Plan, and
•Registration Statement (Form S-3 No. 333-289763) of Ardent Health, Inc.
of our reports dated March 16, 2026, with respect to the consolidated financial statements of Ardent
Health, Inc. and the effectiveness of internal control over financial reporting of Ardent Health, Inc.
included in this Annual Report (Form 10-K) of Ardent Health, Inc. for the year ended December 31,
2025.
/s/ Ernst & Young LLP
Nashville, Tennessee
March 16, 2026